Filed Pursuant to Rule 424(b)(3)

Registration No. 333-283451

Prospectus

Nuvve Holding Corp.

Up to 3,918,034 Shares of Common Stock

by Selling Stockholders

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (the “Selling Stockholders”) of up to 3,918,034 shares of our common stock, par value $0.0001 per share (“Common Stock”), which includes: (i) up to 2,755,739 shares of Common Stock issuable upon the conversion of senior convertible promissory notes (the “Notes”) issued to certain of the Selling Stockholders in a private placement (the “Private Placement”); (ii) up to 1,102,295 shares of Common Stock issuable upon the exercise of warrants (the “Warrants”) issued to certain of the Selling Stockholders in the Private Placement; and (iii) 60,000 shares of Common Stock held by a certain Selling Stockholder (the “Consulting Shares”). For a description of the Notes and Warrants, see “Private Placement of Notes and Warrants.” For a description of the Consulting Shares, see “Consulting Warrant.” We will not receive any proceeds from the sale of such shares of Common Stock by the Selling Stockholders.

We will bear all of the registration expenses incurred in connection with the registration of these shares of Common Stock. The Selling Stockholders will pay discounts, commissions, and fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of Common Stock.

The Selling Stockholders identified in this prospectus may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For more information on the Selling Stockholders, see the section entitled “Selling Stockholders.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NVVE”. On December 19, 2024, the last reported sales price of our Common Stock was $2.83 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders (or their pledgees, donees, transferees or other successors-in-interest) may, from time to time, sell or otherwise dispose of the securities described in this prospectus in one or more offerings. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.

This prospectus provides you with a general description of the shares of Common Stock that the Selling Stockholders may sell or otherwise dispose of. You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the information incorporated by reference herein or therein. For information about the distribution of securities offered, please see “Plan of Distribution” below. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make any investment decisions regarding the securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. All of the summaries are qualified in their entirety by the actual documents. In making an investment decision, you must rely on your own examination of the Company and the terms of the offering and the securities, including the merits and risks involved.

We are not making any representation to any purchasers of the securities regarding the legality of an investment in the securities by such purchasers. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Nuvve” “we,” “us,” “our” and similar terms refer to Nuvve Holding Corp., and, where appropriate, its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. These forward-looking statements depend upon events, risks and uncertainties that may be outside of our control. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in this prospectus, any prospectus supplement and any related free writing prospectus, or the documents incorporated by reference herein.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: risks related to the rollout of our business and the timing of expected business milestones; our dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; our ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and our accounting staffing levels; our current dependence on sales of charging stations for most of our revenues; overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; potential adverse effects on our backlog, revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition on our future business; risks related to our dependence on its intellectual property and the risk that our technology could have undetected defects or errors; the risk that we conduct a portion of our operations through a joint venture exposes us to risks and uncertainties, many of which are outside of our control; changes in applicable laws or regulations; risks related to disruption of management time from ongoing business operations due to our joint ventures; risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and the risks identified under “Risk Factors” described or incorporated by reference in this prospectus.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus or the documents incorporated by reference in this prospectus, as applicable. Forward-looking statements are not guarantees of performance. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Other sections of this prospectus and the documents incorporated by reference herein describe additional factors that could adversely affect our business, financial condition or results of operations. We believe these factors include, but are not limited to, those described or incorporated by reference under “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or any applicable prospectus supplement. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information or future developments, except as otherwise required by law.

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SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the documents incorporated by reference herein carefully, including the information referenced under the heading “Risk Factors” and in our financial statements, together with any accompanying prospectus supplement. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we, ““us,” “our,” the “Company,” “Nuvve” and similar terms refer to Nuvve Holding Corp. and its consolidated subsidiaries.

Overview

We are a green energy technology company that provides, directly and through business ventures with our partners, a globally-available, commercial V2G technology platform that enables EV batteries to store and resell unused energy back to the local electric grid and provide other grid services. Our proprietary V2G technology — Grid Integrated Vehicle (“GIVe”) platform — has the potential to refuel the next generation of EV fleets through cutting-edge, bi-directional charging solutions.

Our proprietary V2G technology enables us to link multiple EV and stationary batteries into a virtual power plant to provide bi-directional services to the electrical grid. Our GIVe software platform was created to harness capacity from “loads” at the edge of the distribution grid (i.e., aggregation of EVs and stationary batteries) in a qualified, controlled and secure manner to provide many of the grid services offered by conventional generation sources (i.e., coal and natural gas plants). Our current addressable energy and capacity markets include grid services such as frequency regulation, demand charge management, demand response, energy optimization, distribution grid services and energy arbitrage.

Our customers and partners include owner/operators of light duty fleets, heavy duty fleets (including school buses), automotive manufacturers, charge point operators, large facility owners (V2G Hubs), and strategic partners (via joint ventures, other business ventures and special purpose financial vehicles). We also operate a small number of company-owned charging stations serving as demonstration projects funded by government grants. We expect growth in company-owned charging stations and the related government grant funding to continue, but for such projects to constitute a declining percentage of our future business as our commercial operations expand.

We offer our customers networked charging stations, infrastructure, software, professional services, support, monitoring and parts and labor warranties required to run electric vehicle fleets, as well as low and in some cases free energy costs. We expect to generate revenue primarily from the provision of services to the grid via our GIVe software platform and sales of V2G-enabled charging stations. In the case of light duty fleet and heavy duty fleet customers, we also may receive a mobility fee, which is a recurring fixed payment made by fleet customers per fleet vehicle. In addition, we may generate non-recurring consulting and engineering services revenue derived from the planning and integration of electrification of transportation projects, energy management projects and the integration of our technology with automotive OEMs and charge point operators. In the case of recurring grid services revenue generated via automotive OEM and charge point operator customer integrations, we may also share the recurring grid services revenue with the customer.

Private Placement of Notes and Warrants

On October 31, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited institutional and individual investors (the “Investors”), pursuant to which we agreed to issue to the Investors (i) up to an aggregate of $3,750,000.01 principal amount (the “Principal Amount”) Notes, carrying a 10% original issue discount, convertible into shares of our Common Stock, and (ii) accompanying Warrants to purchase shares of Common Stock in the Private Placement. On October 31, 2024, we closed the Private Placement and issued the Notes and the Warrants (the “Closing”). Our Chief Executive Officer, Gregory Poilasne, participated as an Investor in the Private Placement, purchasing an aggregate of $250,000 in principal amount of Notes and accompanying Warrants.

The Warrants are exercisable for up to an aggregate of 100% of the shares (the “Warrant Shares”) of Common Stock that each Note is convertible into as of the Closing, at an exercise price of $3.78 per share (the “Exercise Price”), which was the most recent closing price of the Common Stock as of the Closing, as reported by Nasdaq.

The Notes mature 18 months from the date of issuance (the “Term”). We may elect to extend the Term by up to an additional six months, so long as (i) at least 33% of the Principal Amount has been repaid or converted into shares of Common Stock, and (ii) no event of default has occurred and is continuing nor has any event constituting a material adverse effect occurred. If we elect to exercise such Term extension right, we shall pre-pay to the holders of the Notes six months of monthly interest based on the then-outstanding Principal Amount under the Notes.

The Notes are convertible, at the option of the respective Investors, at any time, in whole or in part, into such number of shares of Common Stock (the “Conversion Shares”) equal to the Principal Amount of the Notes outstanding plus all accrued and unpaid interest at a conversion price equal to $3.402 per share (the “Conversion Price”), which represents a 10% discount to the closing price of the Common Stock immediately prior to the Closing as reported by Nasdaq. The Conversion Price is subject to full ratchet antidilution protection and certain exceptions upon any subsequent transaction at a price lower than the Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events.

Alternatively, in the event of an event of default, the Conversion Price may be converted to an “Alternate Conversion Price”, which is defined as the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date of the applicable Alternate Conversion (as defined in the Notes), (ii) 80% of the VWAP (as defined in the Notes) of the Common Stock as of the trading day immediately preceding the delivery of the applicable conversion notice, (iii) 80% of the VWAP of the Common Stock as of the trading day of the delivery of the applicable conversion notice, (iv) 80% of the VWAP as of the trading day immediately preceding the date that an event of default under the Notes occurs, and (v) 80% of the average of the three lowest daily VWAPs in the twenty trading day period immediately prior to the delivery of the applicable conversion notice.

The Notes accrue interest at the rate of 8.0% per annum, which shall automatically be increased to 18.0% per annum in the event of an event of default. The principal and accrued interest on the Notes are payable in equal monthly installments (each, an “Installment”) on each Installment Date (as defined in the Notes) commencing on the earlier of February 28, 2025 and the effective date of the registration statement of which this prospectus forms a part. Each Installment is payable in cash, provided, however, that if on any Installment Date, no failure to meet the Equity Conditions (as defined in the Notes) exits pursuant to the Notes, we may pay all or a portion of the Installment with shares of Common Stock. The portion of any Installment paid with Common Stock shall be based on the Installment Conversion Price. “Installment Conversion Price” means the lower of (i) the Conversion Price and (ii) the average of the five lowest daily VWAPs in the ten trading days immediately prior to each conversion date.

The Notes may not be converted and shares of Common Stock may not be issued under the Notes if, after giving effect to the conversion or issuance, such Investor together with its affiliates would beneficially own in excess of 9.99% of the outstanding Common Stock. In addition to the beneficial ownership limitations in the Notes, the sum of the number of shares of Common Stock that may be issued under the Purchase Agreement (including the Notes and Warrants and Common Stock issued thereunder) is limited to 19.99% of the outstanding Common Stock (the “Exchange Cap”), unless stockholder approval (“Stockholder Approval”) is obtained by us to issue more than the Exchange Cap.

Pursuant to the Purchase Agreement and subject to the terms thereof, for so long as the Notes or the Warrants remain outstanding, the Investors shall have the right (the “Additional Investment Right”), exercisable at any time and from time to time commencing after the six-month anniversary of the Closing, to purchase up to an aggregate of $12,500,000 additional Notes and Warrants (the “Additional Notes” and “Additional Warrants,” respectively). The Additional Notes and Additional Warrants shall have the same terms as the Notes and Warrants, except that the conversion price of the Additional Notes and the exercise price of the Additional Warrants shall each be equal to 95% of the average of the five lowest daily VWAPs in the ten trading days prior to the date such Investor exercises its Additional Investment Right.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions.

The Notes contain customary events of default. In addition, the failure by us to hold a special meeting of our stockholders for purposes of obtaining the Stockholder Approval within 75 days after the Closing constitutes an event of default under the Notes. If an event of default occurs, the Investors may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash.

Additionally, the Warrants became exercisable immediately upon issuance and will expire five years after the date of issuance and may be exercised on a cashless basis in the event of a fundamental transaction involving us or if the resale of the shares of Common Stock underlying the Warrants is not covered by an effective registration statement (or the prospectus contained therein is not available for use). The Exercise Price is subject to full ratchet antidilution protection, subject to certain price limitations required by Nasdaq rules and regulations and certain exceptions, upon any subsequent transaction at a price lower than the Exercise Price then in effect and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

The gross proceeds to us from the Private Placement before expenses were $3,375,000.01. We intend to use the net proceeds from the Private Placement for working capital and general corporate purposes.

In connection with the Purchase Agreement, we also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), requiring us to register the resale by the Investors of the Conversion Shares and the Warrant Shares. The number of shares required to be registered under such registration statement shall be the sum of: (i) 250% of the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for these purposes that (x) such notes are convertible at the Alternate Conversion Price and assuming an Alternate Conversion Date (as defined in the Notes) as of the date of Purchase Agreement and (y) interest on the Notes shall accrue through the end of the Term) and (ii) 100% of the maximum number of Warrant Shares issuable upon the exercise of the Warrants. We have agreed to file the initial registration statement (the “Initial Registration Statement”) pursuant to the Registration Rights Agreement with the SEC within 30 days of the Closing, and to use our reasonable best efforts to cause such registration statement to be declared effective by the SEC within 90 days of the Closing (or within 120 days of the Closing if the SEC notifies us that the SEC shall “review” such registration statement). In the event of the closing of an Additional Investment Right and the issuance of Additional Notes or Additional Warrants, we have agreed to file any additional registration statements which may be required to register such underlying shares of Common Stock within 15 days following such closing, and to use our reasonable best efforts to cause such additional registration statement to be declared effective by the SEC within 30 days following such closing (or within 60 days of the Closing if the SEC notifies us that the SEC shall “review” such additional registration statement). The registration statement to which this prospectus forms a part is being filed is intended to satisfy our obligation to file the Initial Registration Statement pursuant to the Registration Rights Agreement.

Under the terms of the Purchase Agreement, we are obligated to file a proxy statement with the SEC within 45 days of the Closing for purposes of calling a Special Meeting of Stockholders (the “Special Meeting”) to consider the approval of the issuance of the Conversion Shares and Warrant Shares in excess of the Exchange Cap. We have further agreed to hold the Special Meeting no later than 75 days after the Closing.

The offer and sale of the securities in the Private Placement was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder. Such offer and sale was made only to “accredited investors” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investors regarding us or the securities offered and issued in the Private Placement.

Consulting Warrant

As previously disclosed, in July 2024, we granted pre-funded warrants (the “Consulting Warrant”) to purchase an aggregate of 60,000 shares of Common Stock to a consultant, Bristol Capital, LLC (together with its affiliates, “Bristol”), as compensation for certain consulting services rendered. The Consulting Warrant was exercisable, in part or in full, for shares of Common Stock at an exercise price of $0.001 per share. On September 26, 2024, we issued 30,000 of the Consulting Shares to Bristol in connection with the partial exercise of the Consulting Warrant. On December 13, 2024, we issued the remaining 30,000 of Consulting Shares to Bristol in connection with the exercise of the remaining Consulting Warrant. The registration statement to which this prospectus forms a part is registering, among other securities, the Consulting Shares.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Additionally, under the JOBS Act, an emerging growth company can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We irrevocably elected to avail ourselves of this exemption from new or revised accounting standards, and, therefore, are not subject to the same new or revised accounting standards as public companies who were not emerging growth companies.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of June 30th of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period, and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of equity securities of Newborn (our predecessor) in its initial public offering, or December 31, 2025.

We are also a “smaller reporting company” as defined in the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us, including exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Corporate Information

We were formed on November 10, 2020 under the name “NB Merger Corp.” as a wholly-owned subsidiary of Newborn Acquisition Corp. (“Newborn”) for the purpose of effecting a business combination (the “Business Combination”) with Newborn and Nuvve Corporation (“Nuvve Corp.”). On March 19, 2021, we consummated the Business Combination in accordance with the terms of that certain Merger Agreement, dated as of November 11, 2020, and amended as of February 20, 2021, between us, Newborn, Nuvve Corp., Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of ours (“Merger Sub”), and Ted Smith, an individual, as the representative of the stockholders of Nuvve Corp. (the “Merger Agreement”). Prior to the Business Combination, Newborn was a publicly traded special purpose acquisition corporation, we were a wholly owned subsidiary of Newborn, and Nuvve Corp. was a private operating company. On the closing date of the Business Combination, pursuant to the Merger Agreement, (i) Newborn reincorporated to Delaware through the merger of Newborn with and into our company, with our company surviving as the publicly traded entity (the “Reincorporation Merger”), and (ii) immediately after the Reincorporation Merger, we acquired Nuvve Corp. through the merger of Merger Sub with and into Nuvve Corp., with Nuvve Corp. surviving as the wholly-owned subsidiary of ours (the “Acquisition Merger”). As a result, we became a publicly traded holding company with Nuvve Corp. as our operating subsidiary. In connection with the closing of the Business Combination, we changed our name to “Nuvve Holding Corp.”

Nuvve Corp. was incorporated in Delaware on October 15, 2010 under the name “Nuvve Corporation.” Nuvve was formed for the purpose of providing, directly and through business ventures with its partners, its V2G technology platform that enables EV batteries to store and resell unused energy back to the local electric grid and provide other grid services. Newborn was incorporated in the Cayman Islands on April 12, 2019 under the name “Newborn Acquisition Corp.” Newborn was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

Our principal executive offices are located at 2488 Historic Decatur Road, Suite 230, San Diego, California 92106. Our telephone number is (619) 456-5161. Our website address is www.nuvve.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the Registration Statement of which it forms a part.

THE OFFERING

Common stock offered by the Selling Stockholders	3,918,034 shares, consisting of: (i) up to 2,755,739 shares of Common Stock issuable upon the conversion of the Notes; (ii) up to 1,102,295 shares of Common Stock issuable upon the exercise of the Warrants; and (iii) 60,000 shares of Common Stock held by a certain Selling Stockholder.

Use of proceeds	The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders. See “Use of Proceeds.”

Risk factors	See “Risk Factors” on page 7 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	NVVE

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face. For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Sales of a substantial number of our securities in the public market by our existing securityholders could cause the price of our shares of Common Stock to fall.

Sales of a substantial number of our shares of Common Stock on the public market by our existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock.

SELECTED FINANCIAL DATA

Reverse Stock Split

On September 16, 2024, we effected a 1-for-10 reverse stock split of our Common Stock (the “Reverse Stock Split”). In connection with the Reverse Stock Split, the total number of authorized shares and the par value per share of the Common Stock remained unchanged at 100,000,000 and $0.0001 per share, respectively. Our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, and our unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2024 and August 14, 2024, that are incorporated by reference into this prospectus are presented without giving effect to the Reverse Stock Split. Except where the context otherwise requires, share numbers in this prospectus reflect the Reverse Stock Split.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, and our unaudited condensed consolidated interim financial statements for the quarterly periods ended March 31, 2024 and June 30, 2024, included in our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2024 and August 14, 2024, respectively, as adjusted to reflect the Reverse Stock Split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

AS REPORTED

	Year Ended December 31,
	2023	2022
Net loss attributable to Nuvve Holding Corp. common stockholders	$(32,215,790)	$(24,928,377)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(40.36)	$(47.55)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	798,269	524,297
Common stock outstanding at period end	1,246,589	606,804

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Net loss attributable to Nuvve Holding Corp. common stockholders	$(6,950,908)	$(7,897,151)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(1.69)	$(12.84)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	4,114,430	614,905
Common stock outstanding at period end	6,070,642	624,639

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)
Net loss attributable to Nuvve Holding Corp. common stockholders	$(4,176,717)	$(8,224,707)	$(11,127,626)	$(16,121,858)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(0.67)	$(11.86)	$(2.15)	$(24.68)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	6,230,284	693,353	5,172,358	653,245
Common stock outstanding at period end	6,527,227	781,426	6,527,227	781,426

AS-ADJUSTED FOR 1-FOR-10 REVERSE STOCK SPLIT (UNAUDITED)

	Year Ended December 31,
	2023	2022
	(Unaudited)
Net loss attributable to Nuvve Holding Corp. common stockholders	$(32,215,790)	$(24,928,377)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(403.57)	$(475.46)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	79,827	52,430
Common stock outstanding at period end	124,659	60,680

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Net loss attributable to Nuvve Holding Corp. common stockholders	$(6,950,908)	$(7,897,151)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(16.89)	$(128.43)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	411,443	61,491
Common stock outstanding at period end	607,064	62,464

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)
Net loss attributable to Nuvve Holding Corp. common stockholders	$(4,176,717)	$(8,224,707)	$(11,127,626)	$(16,121,858)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(6.70)	$(118.62)	$(21.51)	$(246.79)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	623,028	69,335	517,236	65,325
Common stock outstanding at period end	652,723	78,143	652,723	78,143

USE OF PROCEEDS

All shares of Common Stock offered by this prospectus are being registered for resale by the Selling Stockholders. We will not receive any of the proceeds from the sale of these securities. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the resale of the shares of Common Stock.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are (i) those issuable to the Selling Stockholders pursuant to the terms of the Notes and Warrants, and (ii) the Consulting Shares. For additional information regarding the issuances of the Notes and Warrants, see “Private Placement of Notes and Warrants” above. For additional information regarding the issuances of the Consulting Shares, see “Consulting Warrant” above. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Notes and the Warrants, the Consulting Shares, or as otherwise set forth below, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of our shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, including its ownership of the Notes and the Warrants as of December 16, 2024, assuming the conversion or exercise, as applicable, of the Notes and the Warrants held by the Selling Stockholders on that date, without regard to any limitations on conversion or exercise, as applicable.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the Registration Rights Agreement with the Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable pursuant to the Notes and Warrants, determined as if the Notes and Warrants were converted or exercised, as applicable, in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on conversion or exercise, as applicable, in the Notes and Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Notes and Warrants, a Selling Stockholder may not be issued shares under the Notes or Warrants to the extent such issuance would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such conversion or exercise, as applicable. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

			Shares of Common Stock
		Maximum Number	Beneficially Owned After
	Number of Shares	of Shares to be Sold	this Offering
	Beneficially Owned	Pursuant to this	Number of	Percentage
Name of Selling Stockholder	Prior to Offering	Prospectus	Shares	of Shares(1)
Bristol Investment Fund, Ltd., and affiliated entities (2)	1,088,808	1,088,808	—	*
Five Narrow Lane, L.P. (3)	1,714,678	1,714,678	—	*
Rainforest Partners LLC (4)	571,561	571,561	—	*
The Hewlett Fund LP (5)	285,782	285,782	—	*
Gregory Poilasne (6)	323,028	257,205	65,823	7.1%

*	Less than one percent (1%)

(1)	Applicable percentage ownership is based on 904,949 shares of our Common Stock outstanding as of December 16, 2024.

(2)	Includes: (i) up to 734,863 shares of Common Stock issuable pursuant to the conversion of the Notes held by Bristol Investment Fund, Ltd. (“Bristol Investment Fund”); (ii) up to 293,945 shares of Common Stock issuable pursuant to the exercise of the Warrants held by Bristol Investment Fund; and (iii) 60,000 shares of Common Stock held directly by Bristol Capital, LLC (“Bristol Capital”, and together with Bristol Investment Fund and its affiliates, “Bristol”). The Notes and the Warrants are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Bristol Investment Fund from converting or exercising, as applicable, that portion of the Notes and the Warrants that would result in Bristol Investment Fund and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the 9.99% beneficial ownership limitation. The shares reported herein do not include (i) the 30,000 shares of Common Stock issuable upon the exercise of outstanding and exercisable Series A Warrants (“Series A Warrants”) held by Bristol Investment Fund nor (ii) the 30,000 shares of Common Stock issuable upon the exercise of outstanding and exercisable Series C Warrants (“Series C Warrants”), as the exercise of each of the Series A Warrants and the Series C Warrants is subject to the holder holding less than 4.99% of the outstanding shares of common stock (a “4.99% Beneficial Ownership Limitation”). If, however, exercise of such Series A Warrants and Series C Warrants were not subject to a 4.99% Beneficial Ownership Limitation, the shares beneficially owned after this offering as reported herein would be 60,000 shares of Common Stock and percentage ownership would be approximately 6.2%. Bristol Investment Fund is a privately held fund that invests primarily in publicly traded companies through the purchase of securities in private placement and/or open market transactions. Bristol Capital Advisors, LLC, an entity organized under the laws of the State of Delaware (“Bristol Capital Advisors”), is the investment advisor to Bristol Investment Fund. Paul Kessler is manager of Bristol Capital Advisors and as such has voting and dispositive power over the securities held by Bristol Investment Fund. Bristol Capital is a privately held limited liability company that engages from time to time in investing in publicly traded companies through the purchase of securities in private placement and/or open market transactions. Paul Kessler is the sole manager of Bristol Capital and therefore has voting and dispositive power over the securities held by Bristol Capital. The address for Bristol is 1090 Center Drive, Park City, UT 84098.

(3)	Includes: (i) up to 1,224,770 shares of Common Stock issuable pursuant to the conversion of the Notes held by Five Narrow Lane, L.P.; and (ii) up to 489,908 shares of Common Stock issuable pursuant to the exercise of the Warrants held by Five Narrow Lane, L.P. The Notes and the Warrants are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Five Narrow Lane, L.P. from converting or exercising, as applicable, that portion of the Notes and the Warrants that would result in Five Narrow Lane, L.P. and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the beneficial ownership limitation. Each of Arie Rabinowitz and Joseph Hammer may be deemed to have investment discretion and voting power over the shares held by Five Narrow Lane, L.P. Each of Messrs. Rabinowitz and Hammer disclaims any beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address for Five Narrow Lane, L.P. is 510 Madison Avenue, Suite 1400, New York, NY 10022.

(4)	Includes: (i) up to 408,258 shares of Common Stock issuable pursuant to the conversion of the Notes held by Rainforest Partners LLC, and (ii) up to 163,303 shares of Common Stock issuable pursuant to the exercise of the Warrants held by Rainforest Partners LLC. The Notes and the Warrants are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Rainforest Partners LLC from converting or exercising, as applicable, that portion of the Notes and the Warrants that would result in Rainforest Partners LLC and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the beneficial ownership limitation. Mark Weinberger is the managing member of Rainforest Partners LLC, and has sole voting and investment power over the securities held by Rainforest Partners LLC. The address for Rain Forest Partners LLC is 850 East 26th Street, Brooklyn, NY 11210.

(5)	Includes: (i) up to 204,130 shares of Common Stock issuable pursuant to the conversion of the Notes held by The Hewlett Fund LP, and (ii) up to 81,652 shares of Common Stock issuable pursuant to the exercise of the Warrants held by The Hewlett Fund LP. The Notes and the Warrants are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts The Hewlett Fund LP from converting or exercising, as applicable, that portion of the Notes and the Warrants that would result in The Hewlett Fund LP and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the beneficial ownership limitation. Martin Chopp has voting and investment control over the securities held by The Hewlett Fund LP. The address for The Hewlett Fund LP is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570.

(6)	Includes: (i) 9,247 shares of Common Stock held directly by Mr. Poilasne; (ii) up to 2,312 shares of Common Stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of November 5, 2024; (iii) up to 2,500 shares of Common Stock issuable upon the exercise of outstanding and exercisable Series A Warrants held by Mr. Poilasne; (iv) up to 183,718 shares of Common Stock issuable pursuant to the conversion of the Notes held by Mr. Poilasne, (v) up to 73,487 shares of Common Stock issuable pursuant to the exercise of the Warrants held by Mr. Poilasne; and (vi) up to 51,764 shares of Common Stock issuable upon the conversion of an outstanding convertible promissory note held by Poilasne Inc., an entity affiliated with Mr. Poilasne, which is convertible or may become convertible, at the holder’s option upon the occurrence of certain events as set forth therein, within 60 days of December 16, 2024, as calculated based on the principal and interest due at the maturity date of such note. The Notes and the Warrants are each subject to a beneficial ownership limitation of 9.99%, which such limitation restricts Mr. Poilasne from converting or exercising, as applicable, that portion of the Notes and the Warrants that would result in Mr. Poilasne and his affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the 9.99% beneficial ownership limitation. The number of shares to be offered pursuant to this prospectus includes: (i) up to 183,718 shares of Common Stock issuable pursuant to the conversion of the Notes held by Mr. Poilasne, and (ii) up to 73,487 shares of Common Stock issuable pursuant to the exercise of the Warrants held by Mr. Poilasne. Mr. Poilasne is our Chief Executive Officer and a member of our board of directors. The address for Mr. Poilasne is 2488 Historic Decatur Road, Suite 230, San Diego, CA 92106.

Relationships with Selling Stockholders

Bristol

Bristol Investment Fund, Ltd. (together with its affiliates, “Bristol”) participated in our February 2024 public offering of Common Stock and warrants to purchase Common Stock. In connection with the offering, we issued Bristol 30,000 shares of Common Stock, Series A Warrants to purchase 30,000 shares of Common Stock, Series B Warrants to purchase 30,000 shares of Common Stock, and Series C Warrants to purchase 30,000 shares of Common Stock.

In July 2024, we entered into a consulting agreement with Bristol Capital, LLC (“Bristol”) and its affiliates pursuant to which, among other things, Bristol and its affiliates agreed to provide certain consulting, advisory, and strategic planning services to us in exchange for the issuance of 60,000 pre-funded warrants to purchase Common Stock. In September 2024, we issued 30,000 shares of Common Stock to Bristol in exercise of such warrants. In December 2024, we issued 30,000 shares of Common Stock to Bristol upon the exercise of such warrants.

Gregory Poilasne

Gregory Poilasne has been our Chief Executive Officer and a member of our board of directors since November 2020.

The description set forth above under “Prospectus Summary—Private Placement of Notes and Warrants” is incorporated herein by reference.

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales made in compliance with the Purchase Agreement;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM 2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short, subject to the terms of the Purchase Agreement, and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Baker & Hostetler LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Nuvve Holding Corp. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated in this Registration Statement on Form S-1 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is www.nuvve.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or incorporated by reference into this prospectus or any prospectus supplement, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain the registration statement and exhibits to the registration statement from the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 29, 2024;

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed on May 15, 2024, for the quarter ended June 30, 2024, filed on August 14, 2024, and for the quarter ended September 30, 2024, filed on November 13, 2024;

●	The information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, from our definitive proxy statement relating to our 2024 annual meeting of stockholders, filed on April 29, 2024, and as amended by our amendment to definitive proxy statement filed on July 16, 2024;

●	Our Current Reports on Form 8-K filed on January 8, 2024, January 22, 2024, January 24, 2024, January 26, 2024, February 2, 2024, February 7, 2024, April 1, 2024, April 9, 2024, May 15, 2024, May 24, 2024, August 22, 2024, August 29, 2024, September 10, 2024, September 17, 2024, October 3, 2024, October 18, 2024, November 1, 2024 (as amended on Form 8-K/A filed on December 20, 2024) and December 3, 2024; and

●	The description of our common stock contained in our Current Report on Form 8-K12B, filed on March 25, 2021 and amended on March 26, 2021, including any amendments or reports filed for the purpose of updating such description.

Any statement made in this prospectus or contained in a document all or a portion of which is incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequent prospectus supplement to this prospectus or, if appropriate, post-effective amendment to the registration statement that includes this prospectus, modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106, Attn: Corporate Secretary or may be made telephonically at (619) 456-5161.

We maintain a website at www.nuvve.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

Nuvve Holding Corp.

Up to 3,918,034 Shares of Common Stock

by Selling Stockholders

PROSPECTUS

December 20, 2024